Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 10, 2015, relating to the consolidated financial statements and financial statement schedules, which appear in AXA Equitable Life Insurance Company’s Annual Report on Form 10-K for the year ended December 31, 2014. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

February 23, 2016